Exhibit 10.2

AMENDMENT NO. 1 dated as of June 5, 2015 (this “Amendment”), to the Post Petition Superpriority Loan Agreement dated as of March 10, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “DIP Credit Agreement”), among Dune Energy, Inc., as debtor and debtor-in-possession (the “Borrower”), the Lenders from time to time party thereto and Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower;

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the DIP Credit Agreement as set forth herein;

WHEREAS, the undersigned Lenders are willing to so amend the DIP Credit Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to them in the DIP Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Amendments to DIP Credit Agreement.

(a) The definition of “Termination Date” shall be replaced in its entirety as follows:

“Termination Date” means the earliest to occur of:

(a) July 24, 2015;

(b) the occurrence of an Event of Default under this Agreement;

(c) the date which is the closing date of any Proposed 363 Sale; and

(d) such earlier date on which the Commitments terminate pursuant to Section 2.05(b);

provided, however, that in the case of clause (b), (i) the Required Lenders shall have a five-day period to agree to rescind any related Carve-Out Trigger Notice and (ii) the Borrower shall have a five-day period to obtain an Order of the Bankruptcy Court that no Event of Default has occurred, and in the event of such rescission or entry of such Order, as the case may be, the Termination Date shall be deemed not to have occurred, and the Commitments shall not have been terminated thereby.

(b) Section 8.20(c) of the DIP Credit Agreement is hereby amended by deleting the words “on or before the 90th day after the Petition Date” in the second line thereof, and replacing them with the words “on or before June 19, 2015”.

(c) Section 8.20(d) of the DIP Credit Agreement is hereby amended by deleting the words “On or before seven (7) days following the Bid Deadline” in the second line thereof, and replacing them with the words “On or before July 9, 2015”.

(d) Section 9.02 of the DIP Credit Agreement is hereby amended by adding a new clause (e) thereto, such Section 9.02(e) to read as follows:

“(e) Liens described on Annex I attached hereto and other similar Liens which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.”

(e) The DIP Credit Agreement is hereby amended by adding Annex I attached hereto as Annex I to the DIP Credit Agreement.

SECTION 2.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to each Lender and to the Administrative Agent that, after giving effect to this Amendment:

(a) the representations and warranties of each Loan Party contained in any Loan Document are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; and

(b) as of the Amendment Effective Date, no Default or Event of Default (not otherwise disclosed to the Administrative Agent and the Lenders) has occurred and is continuing.

SECTION 3.    Conditions to Effectiveness. This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied in full (such date, the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and the Lenders.

(b) The Administrative Agent and the Lenders shall have received an update to the DIP Budget in form and substance satisfactory to them in their sole and absolute discretion.

(c) The Borrower shall have complied with all applicable requirements of the Final Order.

SECTION 4.    Effect of Amendment. Except as specifically waived or amended hereby, the DIP Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. On and after the Amendment Effective Date, any reference to the DIP Credit Agreement shall mean the DIP Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes of the DIP Credit Agreement and the other Loan Documents.

SECTION 5.    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 7.    Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:	DUNE ENERGY, INC.

	By:	/s/ Donald Martin
	Name:	Donald Martin
	Title:	CRO

ADMINISTRATIVE AGENT:	BANK OF MONTREAL, as Administrative Agent

	By:	/s/ Stephanie Slavkin
	Name:	Stephanie Slavkin
	Title:	Managing Director

LENDERS:	BANK OF MONTREAL

	By:	/s/ Stephanie Slavkin
	Name:	Stephanie Slavkin
	Title:	Managing Director

LENDERS:	CIT BANK

	By:	/s/ Kelly Hartnett
	Name:	Kelly Hartnett
	Title:	Authorized Signatory